Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Lindsay S. Bixler
Executive Vice President and Chief Financial Officer

(610) 215-2327

PB BANKSHARES, INC. ANNOUNCES 2023 SECOND QUARTER FINANCIAL RESULTS

Coatesville, Pennsylvania, July 26, 2023 — PB Bankshares, Inc. (the “Company”) (NASDAQ: PBBK), the holding company for Presence Bank (the “Bank”), reported unaudited net income of $588,000 for the three months ended June 30, 2023 and $997,000 for the six months ended June 30, 2023 compared to $347,000 and $592,000, respectively, for the same periods in 2022. Diluted earnings per share were $0.23 for the second quarter of 2023 and $0.39 for the first six months of 2023 compared to $0.14 and $0.23, respectively, for the same periods in 2022.

Income Statement

Net interest income was $3.2 million for the three months ended June 30, 2023 and $6.3 million for the six months ended June 30, 2023 compared to $2.5 million and $4.7 million, respectively, for the same periods in 2022. The period over period increases for the three and six months ended June 30, 2023 were primarily due to the increase in interest income on loans driven by the increase in average loans, as well as increases in cash and federal funds sold and securities interest income as a result of rising interest rates, partially offset by increases in deposit and borrowings interest expense also as a result of rising interest rates.  There were two non-accrual loans that paid off in the second quarter of 2023, resulting in $261,000 of interest income recognition for the three and six months ended June 30, 2023.

The Company recorded a provision for credit losses of $247,000 for the three months ended June 30, 2023 and $430,000 for the six months ended June 30, 2023 compared to $203,000 and $293,000, respectively, for the same periods in 2022. The increase in the provision for credit losses for both the three and six months ended June 30, 2023 compared to the same periods in 2022 was primarily due to loan growth during the current periods and partially offset by a reduction of the provision for credit losses for unfunded commitments of $45,000 for the three months ended June 30, 2023 and $18,000 for the six months ended June 30, 2023. An additional partial charge-off of a previously written down commercial and industrial loan for $69,000 was taken during the second quarter of 2023, fully charging off the loan, partially offset by recoveries of $1,000.  Gross charge-offs for the six months ended June 30, 2023 were $144,000, which were partially offset by recoveries of $17,000. Delinquencies remain benign, reserves are deemed to be adequate as of June 30, 2023 and the allowance coverage ratio has improved from the second quarter a year ago. The allowance for credit losses was $4.3 million, or 1.34%, of loans outstanding at June 30, 2023 as compared to $4.0 million, or 1.31%, of loans outstanding at December 31, 2022. Total non-performing assets decreased 19.0% to $850,000 at June 30, 2023 from $1.0 million at December 31, 2022.  The non-performing assets to total assets ratio improved by six basis points to 0.21% at June 30, 2023 from 0.27% as of December 31, 2022.

Exhibit 99.1

Noninterest income was $259,000 for the three months ended June 30, 2023 and $397,000 for the six months ended June 30, 2023 compared to $147,000 and $269,000, respectively, for the same periods in 2022. One reason for the increase in noninterest income for the three and six months ended June 30, 2023 was due to an unrealized gain (loss) on equity investments due to the increase in market value of the associated asset (Community Reinvestment Act equity investment) representing period over period increases of $15,000 for the three months ended June 30, 2023 and $67,000 for the six months ended June 30, 2023.  A second reason for the increase in noninterest income for the three and six months ended June 30, 2023 was due to $58,000 of loan related fee income for both periods, earned for brokering interest rate swap agreements between the Bank’s customers and counterparties unrelated to the Bank. These increases were partially offset by a $40,000 loss on disposal of property and equipment as a result of replacing the non-depository ATMs with full functioning ATMs as a continued investment in our infrastructure and technology for the six months ended June 30, 2023.  The new ATMs improve the client experience by providing twenty-four hours, seven days a week access to banking services.

Noninterest expense was $2.5 million for the three months ended June 30, 2023 and $5.0 million for the six months ended June 30, 2023 compared to $2.0 million and $4.0 million, respectively, for the same periods in 2022. The increase for the three and six months ended June 30, 2023 was primarily due to increases in salaries and employee benefits and directors’ fees as a result of the option and stock awards expense of $134,000 in the second quarter of 2023 and $268,000 for the six months ended June 30, 2023 related to awards that were not granted until the fourth quarter of 2022 and annual salary increases.

Balance Sheet

Total assets increased $26.0 million or 6.7% to $412.6 million at June 30, 2023 from $386.5  million at December 31, 2022. The increase in assets was primarily due to increases in net loans receivable and cash and cash equivalents, partially offset by a decrease in debt securities available-for-sale. Gross loans increased $16.9 million or 5.5% to $322.3 million at June 30, 2023 from $305.4 million at December 31, 2022, primarily as a result of the increase in the commercial real estate portfolio as the Bank continues its focus on commercial lending. Management is monitoring the commercial real estate portfolio and concentration, assessing its associated risks. As part of its risk management process, the Bank segments and stress tests its commercial real estate portfolio. As of June 30, 2023, the Bank has $135.8 million in non-owner occupied commercial real estate loans outstanding.  Approximately 75% or $101.8 million of this portfolio was subject to stress testing (loans having exposure under $250,000 and investor 1-4 family properties generally are not subject to stress testing). The commercial real estate portfolio has an average Loan-to-Value ratio of 58.4% and a Debt Service Coverage ratio of 1.31 times, exclusive of any sponsor or guarantor support. The commercial real estate portfolio is diverse with respect to both property type as well as location with concentrations limited. Two segments, Office Space and Hospitality, are the subject of market scrutiny with these segments’ exposure and selected credit metrics outlined below.

The Bank has reviewed its loan portfolio for exposure to office space given the uncertainty and potential risks associated with vacancy, future demand, and repricing risk for these assets. The Bank’s exposure to this segment is minimal with only $8.2 million in non-owner-occupied office

Exhibit 99.1

space at June 30, 2023. Notably the four loans comprising the office segment are all medical related, which has not suffered the decline that the general office market has experienced. The office space loan portfolio, consisting of only four loans, has an average Loan-to-Value ratio of 73.6% and Debt Service Coverage ratio of 1.72 times, exclusive of any sponsor or guarantor support.

The Bank’s hospitality portfolio is also an area of market focus. Loan exposure to this segment totaled $17.4 million (five properties) at June 30, 2023. The average Loan-to-Value ratio is 56.4% and Debt Service Coverage ratio of 1.76 times, exclusive of any sponsor or guarantor support. Guarantor support for the hospitality sector is strong and loans are supported by experienced hotel operators.

Debt securities available-for-sale decreased $17.2 million or 33.1% to $34.8 million at June 30, 2023 as a result of short-term treasury securities purchased during 2022 maturing in the first quarter of 2023.  The strong deposit growth and maturity of the treasury securities during the first six months of 2023 increased cash and cash equivalents $25.3 million or 147.0% to $42.5 million at June 30, 2023. The remaining weighted average life of our debt securities available for sale portfolio was 1.77 years at June 30, 2023.

Deposits increased by $22.6 million or 7.8% to $312.1 million at June 30, 2023 from $289.5 million at December 31, 2022 as a result of organic deposit gathering strategies with the growth being from local businesses and individuals. The uninsured and uncollateralized deposits totaled approximately $44.0 million or 14.1% of the Company’s total deposits, as of June 30, 2023. The Company maintains highly liquid sources of available funds, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh and the Federal Reserve Bank of Philadelphia and available federal funds lines with other banks, as well as available-for-sale debt securities with a fair value in excess of collateral obligations. At June 30, 2023, available funding from these sources totaled 427.0% of uninsured and uncollateralized deposits. Stockholders’ equity increased $190,000 to $46.2 million at June 30, 2023 from $46.0 million at December 31, 2022 as a result of current year-to-date net income and a decrease in accumulated other comprehensive loss on the debt securities available for sale portfolio, partially offset by a $140,000 adjustment for the adoption of CECL and stock buybacks of 81,954 shares for $1.1 million in the first six months of 2023. The Bank’s stand-alone capital increased $1.2 million to $37.2 million at June 30, 2023 from $36.0 million at December 31, 2022 as a result of current year-to-date net income at the Bank.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the

Exhibit 99.1

Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. Government; inflation; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of the allowance for credit losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the long lasting impacts of the COVID-19 pandemic; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company and the Bank caution not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About PB Bankshares, Inc. and Presence Bank

PB Bankshares, Inc. is the holding company for Presence Bank. Presence Bank was founded in 1919 and currently operates four banking offices and two loan production offices in Chester, Lancaster and Dauphin Counties, Pennsylvania.

Exhibit 99.1

PB Bankshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

Earnings Summary (for the three months ended)
	June 30,	March 31,	December 31,		September 30,	June 30,
	2023	2023	2022		2022	2022

Interest and dividend income	$5,047	$4,369	$4,202		$3,683	$3,151
Interest expense	1,825	1,324	1,020		695	658
Net interest income	3,222	3,045	3,182		2,988	2,493
Provision for credit losses	247	183	561		346	203
Noninterest income	259	138	1,007	**	141	147
Noninterest expense	2,493	2,465	2,223		2,271	2,009
Income before income taxes	741	535	1,405		512	428
Income taxes	153	126	297		98	81
Net income	588	409	1,108		414	347

Earnings per common share - basic	$0.24	$0.16	$0.43		$0.16	$0.14
Earnings per common share - diluted	$0.23	$0.16	$0.43		$0.16	$0.14

** The three months ended December 31, 2022 included an $821,000 gain on sale of premises and equipment within noninterest income.

Balance Sheet Highlights (as of)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

Total assets	$412,573	$393,066	$386,547	$376,739	$396,067
Cash and cash equivalents	42,501	34,954	17,204	22,738	45,437
Debt securities available-for-sale, at fair value	34,828	32,457	52,047	37,239	43,049
Loans receivable, net of allowance for credit losses	317,306	308,808	300,855	301,381	291,680
Deposits	312,091	295,437	289,495	289,628	309,013
Total stockholders’ equity	46,177	46,291	45,987	44,618	45,161
Accumulated other comprehensive loss	(1,770)	(1,533)	(1,932)	(2,006)	(1,547)

Exhibit 99.1

Performance Ratios (as of and for the three months ended)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

Return on average assets (annualized)	0.58%	0.43%	1.13%	0.42%	0.36%
Return on average equity (annualized)	4.67%	3.56%	9.08%	3.40%	2.89%
Net interest margin (annualized)	3.29%	3.26%	3.34%	3.19%	2.70%
Allowance to non-accrual loans	507.53%	496.36%	380.55%	281.98%	211.89%
Allowance to total loans outstanding at the end of the period	1.34%	1.30%	1.31%	1.24%	1.16%
Net charge-offs to average loans outstanding during the period (annualized)	0.09%	0.08%	0.49%	—%	—%
Total non-performing loans to total loans	0.26%	0.26%	0.34%	0.44%	0.55%
Total non-accrual loans to total loans	0.26%	0.26%	0.34%	0.44%	0.55%
Total non-performing assets to total assets	0.21%	0.21%	0.27%	0.36%	0.41%
Tier 1 capital (to average assets)	9.84%	10.06%	10.00%	9.73%	9.74%
Book value per common share	$16.71	$16.48	$16.16	$16.29	$16.26
Tangible book value per common share*	$16.71	$16.48	$16.16	$16.29	$16.26
Tangible book value per common share (excluding accumulated other comprehensive loss)*	$17.35	$17.02	$16.84	$17.02	$16.82

Exhibit 99.1

*Non-GAAP Financial Measure Reconciliation

The following table reconciles, as of the dates set forth below, stockholders’ equity (on a GAAP basis) to tangible book value and tangible book value excluding accumulated other comprehensive loss and calculates our tangible book value per common share. Book value is equal to tangible book value due to the Company having no intangible assets.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

Tangible common equity is equal to total stockholders' equity	$46,177	$46,291	$45,987	$44,618	$45,161
Adjustment for accumulated other comprehensive loss	$(1,770)	$(1,533)	$(1,932)	$(2,006)	$(1,547)
Tangible equity excluding accumulated other comprehensive loss	$47,947	$47,824	$47,919	$46,624	$46,708
Common shares outstanding	2,763,122	2,809,425	2,845,076	2,739,461	2,777,250
Tangible book value per common share	$16.71	$16.48	$16.16	$16.29	$16.26
Tangible book value per common share excluding accumulated other comprehensive loss	$17.35	$17.02	$16.84	$17.02	$16.82